UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/1/2017

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

(Address of Principal Executive Offices) (Zip Code)

(877) 299-0653

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On or around February 27, 2017 we entered into a material definitive agreement with Blow and Drive San Antonio, LLC. The agreement gives Blow & Drive San Antonio, an independently owned company, a license to use the Blow and Drive Interlock name and relating branding as a part of a non-exclusive distribution agreement. This is a part of our ongoing expansion efforts to increase our marketshare in the state Texas. The distribution agreement gives Blow and Drive San Antonio the non-exclusive right to provide ignition interlock services throughout Bexar County, Texas, which includes the city of San Antonio. We received a territory fee and the rights to ongoing reoccurring revenue generated by the distributor. This represents a large market for us because San Antonio is the second largest city in the state of Texas, which is the largest interlock market in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock, Corp.

	By	/s/ Laurence Wainer
	Name:	Laurence Wainer
	Title:	Chief Executive Officer

Date: March 1, 2017